      As filed with the Securities and Exchange Commission on June 26, 2000

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           SMITH MICRO SOFTWARE, INC.
               (Exact name of issuer as specified in its charter)

              DELAWARE                                      33-0029027
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                   51 COLUMBIA, ALISO VIEJO, CALIFORNIA 92656
               (Address of principal executive offices) (Zip Code)


                                ---------------

        SMITH MICRO SOFTWARE, INC. 1995 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the plan)

                                ---------------

                              WILLIAM W. SMITH, JR.
                      President and Chief Executive Officer
                           SMITH MICRO SOFTWARE, INC.
                   51 Columbia, Aliso Viejo, California 92656
                     (Name and address of agent for service)
                                 (949) 362-5800
          (Telephone number, including area code, of agent for service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE


========================================================================================================
                                                  Proposed              Proposed
           Title of                                Maximum               Maximum
          Securities        Amount                Offering              Aggregate           Amount of
             to be           to be                  Price               Offering          Registration
          Registered      Registered(1)          per Share(2)           Price(2)               Fee
--------------------------------------------------------------------------------------------------------
Common Stock:          1,750,000 shares            $6.8125             $11,921,875          $3,147.38
========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low prices per share of Registrant's Common Stock on June 21, 2000, as reported by the Nasdaq National Market System.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               Smith Micro Software, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000;

               (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed with the Commission on May 2, 2000; and;

               (c) The Registrant's Registration Statement No. 000-26536 on Form 8-A filed with the Commission on July 31, 1995, together with Amendment No. 1 filed with the Commission on September 7, 1995, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF CAPITAL STOCK

               Inapplicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Inapplicable.

ITEM 6.        INDEMNIFICATION OF OFFICERS AND DIRECTORS

               Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws (the "Bylaws") provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the directors and officers are not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence.

               In addition, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that the Registrant shall indemnify its directors and officers if such persons acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and (iii) with respect to any criminal action or proceeding, with reasonable cause to believe such conduct was lawful. The Certificate of Incorporation also provides that, pursuant to Delaware law, no director shall be liable for monetary damages for breach of the director's fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Registrant is authorized to indemnify its directors and officers to the fullest extent permitted by law through the Bylaws, or any agreement, vote of stockholders or disinterested directors, or otherwise.

               The Registrant obtained directors' and officers' liability insurance in connection with its initial public offering.

               In addition, the Registrant has entered into agreements to indemnify its directors in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Registrant's directors for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by that person as a director or officer of the Registrant, or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

               The Underwriting Agreement filed pursuant to the initial public offering of the Registrant provides for indemnification by the Underwriters of the Registrant and its officers and directors, for certain liabilities arising under the 1933 Act or otherwise.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Inapplicable.

ITEM 8.        EXHIBITS

Exhibit Number    Exhibit
--------------    -------
     4.1          Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26536 on Form
                  8-A, as amended, including the exhibits thereto, which is
                  incorporated herein by reference pursuant to Item 3(d).
     5.1          Opinion of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of Deloitte & Touche LLP, Independent Auditors.
    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
    24.1          Power of Attorney. Reference is made to pages II-4 of this
                  Registration Statement.
    99.1          Smith Micro Software, Inc. 1995 Stock Option/Stock Issuance
                  Plan (as amended and restated on March 27, 1998 and as further amended and restated on March 31, 2000).
    99.2          Form of Stock Option Agreement.
    99.3          Form of Stock Option Agreement for Automatic Option Grants.
    99.4*         Form of Notice of Grant.

    99.5*         Form of Notice of Grant for Initial Automatic Option Grants.
    99.6*         Form of Notice of Grant for Annual Automatic Option Grants.
    99.7          Form of Stock Issuance Agreement.
    99.8*         Form of Stock Purchase Agreement.
    99.9          Form of Stock Purchase Agreement for Automatic Option Grants.

----------------
* Exhibits 99.4, 99.5, 99.6 and 99.8 are incorporated herein by reference to Exhibits 99.4, 99.5, 99.6 and 99.8, respectively, to Registrant's Registration Statement No. 33-2418 on Form S-8, filed with the Commission on March 11, 1996.

ITEM 9.        UNDERTAKINGS

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; and (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option/Stock Issuance Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on this 26th day of June, 2000.



                                       SMITH MICRO SOFTWARE, INC.



                                       By  /s/ William W. Smith, Jr.
                                          -------------------------------------
                                          William W. Smith, Jr.
                                          President, Chief Executive Officer and
                                          Chairman of the Board



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

               That the undersigned officers and directors of Smith Micro Software, Inc., a Delaware corporation, do hereby constitute and appoint William
W. Smith, Jr. and Richard C. Bjorkman, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                          Title                                       Date
----------                          -----                                       ----
/s/ William W. Smith, Jr.           President, Chief Executive Officer and      June 26, 2000
--------------------------------    Chairman of the Board (Principal
William W. Smith, Jr.               Executive Officer)

/s/ Richard C. Bjorkman                 Vice President of Finance and           June 26, 2000
------------------------------------    Chief Financial Officer
Richard C. Bjorkman                     (Principal Financial and Accounting
                                        Officer)



/s/ Rhonda L. Smith                     Vice Chairman of the Board, Secretary,  June 26, 2000
------------------------------------    Treasurer and Director
Rhonda L. Smith



/s/ Robert W. Scheussler                Senior Vice President, Chief Operating  June 26, 2000
------------------------------------    Officer and Director
Robert W. Scheussler



/s/ David Sperling                      Vice President, Chief                   June 26, 2000
------------------------------------    Technical Officer
David Sperling



/s/ Thomas G. Campbell                  Director                                June 26, 2000
------------------------------------
Thomas G. Campbell



/s/ David M. Stastny                    Director                                June 26, 2000
------------------------------------
David M. Stastny

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                           SMITH MICRO SOFTWARE, INC.

                                  EXHIBIT INDEX



Exhibit Number    Exhibit
--------------    -------
     4.1          Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-26536 on Form
                  8-A, as amended, including the exhibits thereto, which is
                  incorporated herein by reference pursuant to Item 3(d).
     5.1          Opinion of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of Deloitte & Touche LLP, Independent Auditors.
    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
    24.1          Power of Attorney. Reference is made to pages II-4 of this
                  Registration Statement.
    99.1          Smith Micro Software, Inc. 1995 Stock Option/Stock Issuance
                  Plan (as amended and restated on March 27, 1998 and as further amended and restated on March 31, 2000).
    99.2          Form of Stock Option Agreement.
    99.3          Form of Stock Option Agreement for Automatic Option Grants.
    99.4*         Form of Notice of Grant.
    99.5*         Form of Notice of Grant for Initial Automatic Option Grants.
    99.6*         Form of Notice of Grant for Annual Automatic Option Grants.
    99.7          Form of Stock Issuance Agreement.
    99.8*         Form of Stock Purchase Agreement.
    99.9          Form of Stock Purchase Agreement for Automatic Option Grants.

----------------
* Exhibits 99.4, 99.5, 99.6 and 99.8 are incorporated herein by reference to Exhibits 99.4, 99.5, 99.6 and 99.8, respectively, to Registrant's Registration Statement No. 33-2418 on Form S-8, filed with the Commission on March 11, 1996.